As filed with the Securities and Exchange Commission on September 10, 2013

Registration No. 333-167675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3505116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2010 Stock Incentive Plan

(Full Title of the Plan)

Daniel R. Passeri

Chief Executive Officer

4 Maguire Road

Lexington, MA 02421

(Name and Address of Agent For Service)

(617) 503-6500

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000 shares	$4.31(2)	$12,930,000(2)	$1,763.65

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 6, 2013.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 3,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Curis, Inc. (the “Registrant”) to be issued under the Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) of the Registrant. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on June 22, 2010 (File No. 333-167675), relating to the Registrant’s 2010 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts on this 10th day of September, 2013.

CURIS, INC.

By:	/s/ Michael P. Gray
Michael P. Gray
Chief Business and Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Curis, Inc., hereby severally constitute and appoint Daniel R. Passeri, Ali Fattaey and Michael P. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel R. Passeri Daniel R. Passeri	Chief Executive Officer (Principal executive officer)	September 10, 2013

/s/ Michael P. Gray Michael P. Gray	Chief Business and Financial Officer (Principal financial and accounting officer)	September 10, 2013

/s/ Martyn D. Greenacre Martyn D. Greenacre	Director	September 10, 2013

/s/ Kenneth I. Kaitlin, Ph.D. Kenneth I. Kaitin, Ph.D.	Director	September 10, 2013

/s/ Robert E. Martell, M.D. Robert E. Martell, M.D.	Director	September 10, 2013

/s/ James R. McNab, Jr. James R. McNab, Jr.	Director	September 10, 2013

/s/ Kenneth J. Pienta, M.D. Kenneth J. Pienta, M.D.	Director	September 10, 2013

/s/ Marc Rubin, M.D. Marc Rubin, M.D.	Director	September 10, 2013

/s/ James R. Tobin James R. Tobin	Director	September 10, 2013

WILMERHALE LETTERHEAD

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (2)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant

4.3 (3)	Certificate of Designations of the Registrant.

4.4 (4)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1 (5)	Amended and Restated 2010 Stock Incentive Plan

(1)	Incorporated by reference to the exhibits to the Registrant’s registration statement on Form S-4/A filed with the SEC on June 19, 2000.
(2)	Incorporated by reference to the exhibits to the Registrant’s current report on Form 8-K filed with the SEC on June 3, 2013.
(3)	Incorporated by reference to the exhibits to the Registrant’s registration statement on Form S-3 filed with the SEC on August 10, 2001.
(4)	Incorporated by reference to the exhibits to the Registrant’s current report on Form 8-K filed with the SEC on September 24, 2007.
(5)	Incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement filed with the SEC on April 16, 2013.